COMMON STOCK AND WARRANT PURCHASE AGREEMENT

         THIS AGREEMENT is made as of April 18, 2002, among RENT-WAY, INC. (the "Company"), a corporation organized under the laws of Pennsylvania, with its principal offices at One Rent Way Place, Erie, Pennsylvania 16505 and CALM WATERS PARTNERSHIP, a general partnership organized under the laws of Wisconsin, with its principal offices at 100 Heritage Reserve, Menomonee Falls, Wisconsin 53051, Walter H. Morris and Charles A. Paquelet (a "Purchaser").

         WHEREAS, subject to the terms and conditions of this Agreement, the Company wishes to sell to each Purchaser, and each Purchaser for its or his own account agrees to purchase from the Company, (i) shares of the Company's common stock, without par value (the "Common Stock") and (ii) warrants to acquire shares of Common Stock.

         NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, the Company and each Purchaser agree as follows:

         SECTION 1.  AUTHORIZATION OF SALE OF SHARES AND WARRANTS.

         Subject to the terms and conditions of this Agreement, the Company has authorized (i) the sale on the date hereof of (A) 1,000,000 shares of Common Stock (the "Initial Shares") and (B) a warrant to purchase 100,000 shares of Common Stock at an exercise price per share equal to the greater of (1) 105% of the last reported sale price of Common Stock on the New York Stock Exchange (the "NYSE") on the day immediately preceding the date hereof and (2) $1.50 (the "Initial Warrant") and (ii) the sale on the Second Closing Date (as defined below) of (A) 2,640,000 shares of Common Stock (the "Additional Shares" and, together with the Initial Shares, the "Purchased Shares") and (B) a warrant to purchase 250,000 shares of Common Stock at an exercise price equal to the greater of (1) 105% of the last reported sale price of Common Stock on the NYSE on the day immediately preceding the Second Closing Date and (2) $1.50, with both the number of the Additional Shares and the purchase price thereof and the number of shares subject to such warrant and the exercise price thereof subject to adjustment to the same extent as the number of shares of Common Stock issuable upon exercise thereof and the Exercise Price thereunder would be adjusted if the Additional Shares and such warrant were issued on the date hereof (the "Additional Warrant" and, together with the Initial Warrant, the "Warrants"). Each of the Warrants shall be in substantially the form of Exhibit A annexed hereto, and shall be exercisable at any time during the 2-year period from their respective date of issuance. The Initial Shares and the Initial Warrant and the Initial Purchase Price (as defined below) payable in accordance with Section 2 hereof shall be allocated among the Purchasers as set forth on
Schedule 1 annexed hereto and, except as may be expressly provided otherwise in a writing executed by Calm Waters Partnership and delivered to the Company prior to or at the Second Closing, the Additional Shares and the Additional Warrant and the Second Purchase Price (as defined below) payable in accordance with
Section 2 hereof shall be allocated among, the Purchasers as set forth in
Schedule 1 annexed hereto.

         SECTION 2.  AGREEMENT TO SELL AND PURCHASE.

         (a) Initial Closing Date. Subject to the conditions contained in
Section 3(a) hereof, on the earlier to occur of the first day on which the condition contained in Section 3(a)(ii)(E) is satisfied or April 31, 2002 (the "Initial Closing Date"), the Company shall sell to each Purchaser, and each Purchaser for its or his own account shall purchase from the Company, upon the terms and conditions set forth herein, the Initial Shares and the Initial Warrant in the respective amounts allocated pursuant to Section 1 hereof. On the Initial Closing Date, (i) the Company shall deliver to each Purchaser one or more certificates representing the Initial Shares and the Initial Warrant in the amount so allocated to such Purchaser, each registered in the name of such Purchaser, or in such nominee name(s) as designated by such Purchaser and (ii) such Purchaser shall pay to the Company the portion of the sum of $6,000,000 (the "Initial Purchase Price") allocated to such Purchaser pursuant to Section 1 hereof by wire transfer of immediately available funds to an account designated by the Company.

         (b) Second Closing Date. Subject to the conditions contained in Section 3(b) hereof, on the earlier to occur of the closing of the Refinancing (as defined below) or December 31, 2002 (the "Second Closing Date"), the Company shall sell to each Purchaser, and each Purchaser for its or his own account shall buy from the Company, upon the terms and conditions set forth herein, the Additional Shares and the Additional Warrant in the respective amounts allocated pursuant to Section 1 hereof. On the Second Closing Date, (i) the Company shall deliver to each Purchaser one or more certificates representing the Additional Shares and the Additional Warrant in the amount so allocated to such Purchaser, each registered in the name of such Purchaser, or in such nominee name(s) as designated by such Purchaser and (ii) such Purchaser shall pay to the Company the sum of $16,500,000 (the "Additional Purchase Price") allocated to such Purchaser pursuant to Section 1 hereof by wire transfer of immediately available funds to an account designated by the Company.

         SECTION 3.  CONDITIONS TO CLOSING.

         (a)      Conditions to Initial Closing.
                  -----------------------------

                  (i) The Company's obligation to complete the purchase and sale of the Initial Shares and the Initial Warrant on the Initial Closing Date shall be subject to the accuracy on the date hereof, in all material respects, of the representations and warranties made by each Purchaser in Section 6 hereof; and

                  (ii) Each Purchaser's obligation to accept delivery of the Initial Shares and the Initial Warrant, and to pay the Initial Purchase Price, allocated to such Purchaser pursuant to Section 1 hereof shall be subject to the following conditions:

                           (A) the delivery of the Initial Shares and the Initial Warrant allocated to each Purchaser pursuant to Section 1 hereof by the Company to such Purchaser as contemplated by Section 2(a) hereof;

                           (B) the accuracy on the Initial Closing Date of the representations and warranties made by the Company in Section 5 hereof qualified as to materiality, the accuracy on the Initial Closing Date of the representations and warranties made by the Company in Section 5 hereof not qualified as to materiality, other than Section 5(j) hereof, in all material respects, and the accuracy of the representation on the Initial Closing Date of the representations and warranties made by the Company in Section 5(j) hereof;

                           (C)      the approval of the transactions
         contemplated hereby by the Company's Board of Directors and the continuing effect of such approval;

                           (D) the delivery to each Purchaser of a certificate, dated the Initial Closing Date and duly executed by a duly authorized officer of the Company, certifying, with respect to the Company, as to such approval and its continuing effect;

                           (E) the listing of the Purchased Shares and the shares of Common Stock issuable upon exercise of any of the Warrants upon the NYSE (or, as may be applicable, upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed) (subject to official notice of issuance upon exercise of a Warrant), all costs and expenses incurred in connection with such listing to have been paid by the Company;

                           (F) the delivery to each Purchaser of the registration rights agreement in the form of Exhibit B annexed hereto, dated the Initial Closing Date and duly executed by a duly authorized officer of the Company (the "Registration Rights Agreement"); and

                           (G) An opinion, dated the Closing Date, of Hodgson
Russ Attorneys LLP, in the form of Exhibit C.

         (b)      Conditions to Second Closing.
                  ----------------------------

                  (i) The Company's obligation to complete the purchase and sale of the Additional Shares and the Additional Warrant on the Second Closing Date shall be subject to the satisfaction or waiver by the Company of the following condition prior to or on the Second Closing
         Date: the accuracy on the Second Closing Date, in all material respects, of the representations and warranties made by each Purchaser in Section 6 hereof.

                  (ii) Each Purchaser's obligation to accept delivery of the Additional Shares and the Additional Warrant and to pay the Additional Purchase Price allocated to such Purchaser pursuant to Section 1 hereof shall be subject to the satisfaction or waiver by such Purchaser of the following conditions prior to or on the Second Closing Date:

                           (A) the delivery of the Additional Shares and the Additional Warrant allocated to each Purchaser pursuant to Section 1 hereof by the Company to such Purchaser as contemplated by Section 2(b) hereof;

                           (B) the accuracy on the Second Closing Date of the representations and warranties made by the Company in Section 5 hereof qualified as to materiality, the accuracy on the Second Closing Date of the representations and warranties made by the Company in Section 5 hereof not qualified as to materiality, other than Section 5(j) hereof, in all material respects, and the accuracy on the Second Closing Date of the representations and warranties made by the Company in Section 5(j) hereof except that the Company's issuance of shares of Common Stock or securities convertible to such shares in connection with settlement of In re Rent-Way Securities Litigation (Civil No. 00-323
         Erie) will not be deemed a breach of the representations and warranties made by the Company in Section 5(b);

                           (C) the compliance with, and performance of, in all material respects, the obligations of the Company hereunder;

                           (D) the delivery to each Purchaser of a certificate, dated the Second Closing Date and duly executed by a duly authorized officer of the Company, certifying, with respect to the Company, as to the matters set forth in Sections 3(b)(ii)(B) and (C) hereof and as to the delivery to the Company by NERA of the Confirming NERA Report (as defined below);

                           (E) the listing of the Purchased Shares and the shares of Common Stock issuable upon exercise of any of the Warrants upon the NYSE (or, as may be applicable, upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed) (subject to official notice of issuance upon exercise of a Warrant), all costs and expenses incurred in connection with such listing to have been paid by the Company;

                           (F) the closing pursuant to one or more legally binding agreement(s) of the refinancing (the "Refinancing") of the Company's outstanding indebtedness ("Existing Bank Debt") under the Credit Agreement dated as of September 23, 1999 among the Company, Rent-Way of TTIG, L.P., the Lenders (as defined therein), National City Bank of Pennsylvania, as Administrative Agent, Bank of America, N.A., as Documentation Agent, and Harris Trust and Savings Bank, as Syndication Agent, as amended (the "Existing Credit Agreement"), whether through the issuance of senior debt, subordinated debt or both, which legally binding agreement(s) provide for financing upon terms and conditions that each Purchaser, in its or his absolute and sole discretion, determines are acceptable;

                           (G) the absence of any event or circumstance, other than the litigation entitled In Re Rent-Way Securities Litigation (Civil No. 00-323 Erie), which has occurred or existed since December 31, 2001 and which constitutes, or has had, or could reasonably be expected to constitute, or have, whether short-term and/or long-term, a material adverse change in, or material adverse effect on, the business, assets, liabilities, present or prospective condition (financial or otherwise) or results of operations of the Company;

                           (H) the absence of the failure of the Company's aggregate EBITDA (as defined below) for the fiscal quarter ended March 31, 2002 to equal or exceed Nineteen Million Dollars ($19,000,000), the Company's aggregate EBITDA for the fiscal quarter ended June 30, 2002 to equal or exceed Twenty Million Dollars ($20,000,000) and/or the Company's aggregate EBITDA for each fiscal quarter ended thereafter until the Second Closing Date to equal or exceed Twenty Million Dollars ($20,000,000) (or such lesser amount determined on a prorated basis for the number of days elapsed in the quarter as of the Second Closing Date if the Second Closing Date occurs prior to the quarter's end);

                           (I) in the event a Final Judgment in the litigation entitled In Re Rent-Way Securities Litigation (Civil No. 00-323 Erie) has not then been entered, the absence of the failure of NERA to issue a letter or instrument to the effect that, in the opinion of NERA, as of the Second Closing Date, the respective amounts of Company's potential liability for damages and penalties arising out of the litigation entitled In Re Rent-Way Securities Litigation (Civil No. 00-323 Erie) determined under each of the damages models applied is not greater than the respective amounts of such potential liability under the damages models (including the proportional decay model and the settlement value model) contained in the NERA December Report (the "Confirming NERA Report");

                           (J) the absence of the entry of any judgment
         (including a partial judgment) against the Company in, or any settlement or compromise by the Company of, the litigation entitled In Re Rent-Way Securities Litigation (Civil No. 00-323 Erie) requiring the payment of one or or more amounts, individually or in the aggregate, in excess of the estimated potential liability for damages and penalties arising out of such litigation under the settlement value damages model as set forth in the NERA December Report and disclosed orally by the Company (by its legal counsel, Hodgson Russ, LLP) to Calm Waters Partnership's legal counsel, Godfrey & Kahn, S.C.;

                           (K) the absence of the imposition of any one or more fines or other sanctions, individually or in the aggregate, in excess of Four Million Dollars ($4,000,000) against the Company by the Securities and Exchange Commission ("SEC"), the U.S. Attorney and/or any other governmental authority in any investigation, action or proceeding previously disclosed by the Company in the Company SEC Documents;

                           (L) the absence of the resignation or change in the Company's independent accounting firm at any time after the date hereof with respect to which resignation or change the Company is required to report a disclosure described in Item 304 under Regulation S-K under the Securities Act of 1933, as amended;

                           (M) the absence of the delisting from the NYSE of the Company;

                           (N) the absence of the termination of the employment of the Chief Executive Officer or Chief Financial Officer of the Company, howsoever it may occur and for any or no reason whatsoever (other than by reason of death or disability), at any time after the date hereof; and

                           (O) the absence of any action or transaction by the Company that is described in Section 5(m) hereof since the date hereof without the prior written consent of Calm Waters Partnership thereto.

                  For purposes hereof, a "Final Judgment" means an order of the United States District Court for the Western District of Pennsylvania or a federal court of the United States of America of competent jurisdiction for any appeal or further appeal of an order of the first such court if (i) the time allowed for appeal or further appeal of such order has expired without there having been appeal or further appeal of such order or (ii) no right of appeal of such order exists.

         SECTION 4.  ISSUANCE OF NON-PERFORMANCE WARRANTS.

         (a) Initial Non-Performance Warrant. In the event the Company fails to achieve aggregate EBITDA of $80 million or more for the 12-month period commencing on April 1, 2002, the Company shall issue to each Purchaser a warrant (the "Initial Non-Performance Warrant") to purchase the portion of 333,000 shares of Common Stock allocated to such Purchaser pursuant to Section 4(c) hereof at an exercise price per share based upon the Company's EBITDA for such period, as set forth in the following table (the "EBITDA Table"):

      EBITDA                       Warrant Exercise Price Per Share
      ------                       --------------------------------
less than $70 million                             $1.50
$70 to $74.99 million                             $2.00
$75 to $79.99 million                             $2.50
$80 million or more                         no warrant issued


         (b) Additional Non-Performance Warrant. In the event that (i) the purchase and sale of the Additional Shares and the Additional Warrant as set forth in Section 2(b) is consummated and (ii) the Company falls to achieve aggregate EBITDA of $80 million or more for the 12-month period commencing on the first day of the Company's first fiscal quarter immediately following the Second Closing Date, the Company shall issue to each Purchaser a warrant (the "Additional Non-Performance Warrant") and, together with the Initial Non-Performance Warrant, the "Non-Performance Warrants") to purchase the portion of 567,000 shares of Common Stock allocated to such Purchaser pursuant to
Section 4(c) hereof at an exercise price per share based upon the Company's EBITDA for such period, as set forth in the EBITDA Table.

         (c) Each of the Non-Performance Warrants shall be in substantially the form of Exhibit A annexed hereto, and shall be exercisable at any time during the 2-year period from their respective date of issuance. The Initial Non-Performance Warrant shall be allocated among the Purchasers as set forth on
Schedule 1 annexed hereto and, except as may be expressly provided otherwise in a writing executed by Calm Waters Partnership and delivered to the Company prior to or at the Second Closing, the Additional Non-Performance Warrant shall be allocated among the Purchasers as set forth in Schedule 1 annexed hereto.

         (d) For purposes hereof, "EBITDA" means the following determined in accordance with GAAP (as defined below): earnings before (i) interest and debt expense, (ii) income tax expense, (iii) depreciation and amortization (other than depreciation of rental merchandise), (iv) extraordinary items of gain or loss, (v) non-recurring charges incident to (A) the litigation In Re Rent-Way Securities Litigation (Civil No. 00-323 Erie), (B) the shareholder derivative action previously disclosed by the Company in the Company SEC Documents, or the respective investigations of the Company by the SEC and the office of the United States Attorney previously disclosed orally by the Company (by its legal counsel) to Calm Waters Partnership's legal counsel, relating to any of the transactions, events or circumstances giving rise to such class action litigation, and (C) new store openings (not to exceed $100,000 per new store opening), and (vi) cumulative effect of changes in accounting principles which changes are disclosed in the Company SEC Documents (as defined below).

         SECTION 5.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         The Company hereby represents and warrants to each Purchaser as of the date of this Agreement, as follows:

         (a) Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of Pennsylvania and has all requisite corporate power and authority to conduct its business as currently conducted. The Company is qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the Company.

         (b) Capitalization. The authorized capital stock of the Company consists of: (a) 50,000,000 shares of Common Stock, without par value, of which, as of March 31, 2002, 24,526,479 shares were issued and outstanding, fully paid and nonassessable; and (b) 1,000,000 shares of Preferred Stock, without par value, of which, as of March 31, 2002, no such shares were issued and outstanding. Except for the Common Stock and as disclosed in the next sentence, the Company has outstanding no bonds, debentures, notes or other obligations or securities the holders of which have the right to vote, or which are convertible or exchangeable into, or exercisable for, securities having a right to vote, with the stockholders of the Company on any matter, or other capital stock or securities which are convertible or exchangeable into, or exercisable for, capital stock. Except for (i) outstanding options to acquire in the aggregate 2,209,826 shares of Common Stock of the Company and promises by the Company to issue options to acquire in the aggregate 1,097,085 shares of Common Stock of the Company, as disclosed in the Company's SEC Documents (the "Outstanding Options"), (ii) warrants held by Massachusetts Mutual and its affiliates to purchase 105,000 shares of Common Stock (the "Outstanding Warrants") and (iii) warrants to purchase such number of shares of Common Stock as are equal to 15% of the Company's outstanding Common Stock issuable to the Lenders under the Existing Credit Agreement in the event the Company fails to achieve a targeted Adjusted Leverage Ratio (as defined in the Existing Credit Agreement) as of June 30, 2003, there are no securities convertible into or exchangeable for, or options, warrants, calls, subscriptions, rights, contracts, commitments, arrangements or understandings of any kind to which the Company is a party or by which it is bound obligating the Company contingently or otherwise to issue, deliver or sell additional shares of capital stock or other voting securities of the Company. There are no outstanding agreements of the Company to repurchase, redeem or otherwise acquire any shares of capital stock of the Company and no outstanding voting trusts, proxies or other agreements or understandings to which the Company or any subsidiary of the Company is a party or is bound with respect to the voting of any shares of capital stock of the Company and, to the knowledge of the Company, there are no such trusts, proxies, agreements or understandings by, between or among any of the Company's stockholders with respect to any stock of the Company. The Company does not own, directly or indirectly, any of the capital stock of any corporation, association, trust or similar entity, any interest in the equity of any partnership or similar entity, any share in any joint venture, or any other equity or proprietary interest in any entity or enterprise, however organized and however such interest may be denominated or evidenced, except as disclosed in the Company SEC Documents. The Company is presently not under any obligation, and has not granted any rights, to register any of the Company's presently outstanding securities.

         (c) Due Execution, Delivery and Performance. The Company's execution, delivery and performance of this Agreement and the Company's issuance of the Purchased Shares, the Warrants and the Non-Performance Warrants (collectively, the "Purchased Securities") (a) have been duly authorized by all requisite corporate action by the Company, and (b) will not violate any law or the Articles of Incorporation or Bylaws of the Company or any provision of any indenture, mortgage, agreement, contract or other instrument to which the Company is a party or by which the Company or any of its properties or assets is bound as of the date hereof, or result in a breach of or constitute (upon notice or lapse of time or both) a default under any such indenture, mortgage, agreement, contract or other instrument or result in the creation or imposition of any lien, security interest, mortgage, pledge, charge or other encumbrance, of any nature whatsoever, upon any properties or assets of the Company or give rise to any right to terminate, cancel, modify, accelerate or otherwise change the existing rights or obligations of any other party with respect to any such indenture, mortgage, agreement, contract or other instrument. Upon its execution and delivery, and assuming the valid execution of this Agreement by such Purchaser, this Agreement will constitute a valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). There are no pre-emptive or similar rights on the part of any holders of any class of securities of the Company.

         (d) Issuance of Shares. The Purchased Shares have been duly authorized and, when issued in accordance with this Agreement, will be (i) validly issued, fully paid and nonassessable and (ii) free from any and all liens or encumbrances of any kind imposed by or through the Company, other than restrictions on transfer imposed by applicable law. The shares of Common Stock issuable upon exercise of the Warrants and the Non-Performance Warrants have been duly authorized and, when issued in accordance with this Agreement and the terms and provisions of the Warrants or Non-Performance Warrants, as the case may be, will be (i) validly issued, fully paid and non-assessable and (ii) free from any and all liens or encumbrances of any kind imposed by or through the Company, other than restrictions on transfer imposed by applicable law.

         (e) Consent, Approval, Etc. No consent, approval, order or authorization of, or registration, declaration or filing with, any government or any court, administrative agency or commission or other governmental authority or agency, federal, state, local or foreign is required with respect to the Company in connection with the execution, delivery and performance by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby other than (i) filings pursuant to Regulation D under the Securities Act of 1933, as amended (the "Securities Act") and applicable state securities laws, and (ii) filings with the Securities and Exchange Commission (the "SEC") and various blue sky authorities, and the declaration of effectiveness of a registration statement, with respect to the registration rights granted to the Purchasers under the Registration Rights Agreement.

         (f) SEC Filings and Financial Statements. For all periods beginning after June 30, 2001, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act") (the "Company SEC Documents"). As of its filing date, each Company SEC Document filed, as amended, restated or supplemented, if applicable,
(i) complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations thereunder and (ii) did not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim consolidated financial statements of the Company included in the Company SEC Documents and in the Form 10-K and Form 10-Q filed for the periods ending September 30, 2001 and December 31, 2001, respectively, including the amendments, restatements, supplements thereof or thereto, have been prepared in accordance with generally accepted accounting principles in effect in the United States, applied on a consistent basis ("GAAP") (except as may be indicated therein or in the notes thereto), and fairly present the financial position of the Company and its subsidiary as of the dates thereof and the results of their operations and changes in financial position for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal year-end and audit adjustments and any other adjustments described therein.

         (g) Absence of Certain Events and Changes. Except as disclosed in the Company SEC Documents since December 31, 2001, the Company has conducted its business in the ordinary course consistent with past practice and there has not been any event, change or development that, individually or in the aggregate, constitute, or has had, or could reasonably be expected to constitute, or have, whether short-term and/or long-term, a material adverse change in, or material adverse effect on, the business, assets, liabilities, present or prospective condition (financial or otherwise) or results of operations of the Company.

         (h) Compliance with Applicable Law. Except as disclosed in the Company SEC Documents, the Company is in compliance in all material respects with all statutes, laws, regulations, rules, judgments, orders and decrees of each governmental authority that relate to its respective businesses, and the Company has received no notice alleging noncompliance in any material respect.

         (i) Litigation. Except as disclosed in the Company SEC Documents, there are no civil, criminal or administrative actions, suits or proceedings pending or to the knowledge of the Company threatened, against the Company that, individually or in the aggregate, constitute, or has had, or could reasonably be expected to constitute, or have, whether short-term and/or long-term, a material adverse change in, or a material adverse effect on, the business, assets, liabilities, present or prospective condition (financial or otherwise) or results of operations of the Company.

         (j) Disclosure regarding NERA Report. The Company accurately disclosed orally to Calm Waters Partnership's legal counsel, Godfrey & Kahn, S.C. the respective amounts of Company's potential liability for damages and penalties arising out of the litigation entitled In Re Rent-Way Securities Litigation (Civil No. 00-323 Erie) determined by the National Economic Research Association Inc. ("NERA") as set forth in NERA's report dated December 20, 2001 (the "NERA December Report") and described in summary terms the respective models under which such amounts were determined.

         (k) Effect of Certain Proceedings. The entry of a criminal indictment or conviction, the imposition of any other sanction against the Company or any of its former or current officers or directors by, or an admission of guilt by the Company or any of its former or current officers or directors in an agreement with or plea to, the Securities and Exchange Commission ("SEC"), the U.S. Attorney or any other governmental authority in any investigation, action or proceeding previously disclosed by the Company in the Company SEC Documents or any other invesigation, action or proceeding arising out of the transactions, events or cirumstances giving rise to any such investigation, action or proceeding so disclosed would not adversely affect the qualification and/or ability of the Company to do business in any jurisdiction in which the Company is conducting business.

         (l) Related Party Transactions. Since December 31, 2001, except as disclosed in the Company SEC Documents, no Related Party (as defined below) has had any interest in any transaction or agreement or arrangement with the Company or any subsidiary of the Company of a nature which would be required to be disclosed in the Company SEC Documents and was not so disclosed.

         (m) Certain Restrictions. Since December 31, 2001, except as disclosed in the Company SEC Documents, the Company and each subsidiary of the Company has not done any of the following: (i) amended or proposed to amend their respective Articles of Incorporation or Bylaws; (ii) split, combined or reclassified their outstanding capital stock, (iii) issued, sold, pledged or disposed of, or otherwise caused to become outstanding, any additional shares of, or any options, warrants or rights of any kind to acquire any shares of their capital stock of any class or any debt or equity securities convertible into or exchangeable for such capital stock, except for the issuance of shares upon the exercise, and in accordance with the terms and conditions, of the Outstanding Options or the Outstanding Warrants; (iv) declared, set aside or paid any dividend or distribution payable in cash, stock, property or otherwise; (v) redeemed, purchased, acquired any shares of its capital stock or any options, warrants or rights to acquire any of its capital stock or any security convertible into or exchangeable for its capital stock or prepaid, redeemed, repurchased, or otherwise acquired for value any indebtedness for borrowed money, or offered to do any of the same; (vi) incurred or become contingently liable with respect to any indebtedness for borrowed money other than (A) borrowings in the ordinary course of business under the Existing Credit Agreement, or (B) borrowings pursuant to accounts payable to trade creditors incurred in the ordinary and usual course of business; (vii) failed to pay all debts and obligations incurred in the operation of its business as the same become due and payable, except to the extent the Company or any such subsidiary is contesting such debts or obligations in good faith by appropriate proceedings; (viii) made any change in accounting methods, principles or practices materially affecting the reported consolidated assets, liabilities or results of operations of the Company, except insofar as may have been required by a change in GAAP; (ix) entered into any agreement or arrangement with respect to any of the actions described in any of the foregoing clauses (i) through
(viii); or (x) failed to use all commercially reasonable efforts to preserve intact their respective business organizations and goodwill, keep available the services of their respective present officers and key employees, and preserve the goodwill and business relationships with customers, vendors and others having business relationships with them or failed to not engage in any action, directly or indirectly, with the intent to adversely impact the transactions contemplated by this Agreement.

         SECTION 6.  REPRESENTATIONS AND WARRANTIES OF THE
                           PURCHASERS.

         (a) Each Purchaser, solely as to itself or himself, represents and warrants to the Company as of the date of this Agreement that: (i) such Purchaser is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities like that involved in the purchase of the Purchased Securities, and has requested, received, reviewed and considered all information it deems relevant in making an informed decision to purchase the Purchased Securities; (ii) such Purchaser is acquiring the Purchased Securities in the ordinary course of its business and for its own account for investment only, and with no present intention of distributing any of the Purchased Securities or any arrangement or understanding with any other persons regarding the distribution of the Purchased Securities;
(iii) such Purchaser will not offer, sell, pledge or otherwise transfer the Purchased Securities except (A) pursuant to a registration statement which has been declared effective under the Securities Act, or (B) in accordance with Rule 144 under the Securities Act or pursuant to another available exemption from the registration requirements of the Securities Act (and confirmed in an opinion of counsel in form and substance acceptable to the Company if the Company so requests) and, in each case, in accordance with the applicable securities laws of any state of the United States or any other applicable jurisdiction; (iv) such Purchaser is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act; and (v) such Purchaser understands that the Purchased Securities will contain a legend to the following effect:

                  "[THE SHARES REPRESENTED BY THIS CERTIFICATE] [THIS WARRANT AND THE UNDERLYING SHARES OF COMMON STOCK ISSUED UPON ANY EXERCISE HEREOF] HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR TRANSFERRED BY SALE, ASSIGNMENT, PLEDGE OR OTHERWISE TRANSFERRED BY ANY PERSON, INCLUDING A PLEDGEE, UNLESS (1) EITHER (A) A REGISTRATION WITH RESPECT TO THERETO SHALL BE EFFECTIVE UNDER THE ACT, OR (B) THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT IS AVAILABLE, AND (2) THERE SHALL HAVE BEEN COMPLIANCE WITH ALL APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS."

         (b) Each Purchaser, solely as to itself or himself, further represents and warrants to the Company that (i) such Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, (ii) upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of such Purchaser enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and (iii), in the case of Calm Waters Partnership, such Purchaser is and at all times prior to the Second Closing Date will be controlled by Richard S. Strong, where control has the meaning given it in Rule 405 under the Securities Act.

         SECTION 7.  COVENANTS OF THE COMPANY.

         (a) The Company shall file in a timely manner all reports and other documents required to be filed by it pursuant to Section 13 or 15(d) of the Exchange Act and, at any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, and shall furnish for the benefit of holders and beneficial owners from time to time of the Purchased Securities at its expense, upon request, information satisfying the requirements of Rule 144(c)(2) under the Securities Act (or any successor provision thereto).

         (b) The Company shall secure, not later than on the thirtieth (30th) day after the issuance of each of the Initial Non-Performance Warrant and the Additional Non-Performance Warrant, the listing of the shares of Common Stock issuable upon exercise of Initial Non-Performance Warrant and the Additional Non-Performance Warrant, as the case may be, upon the NYSE (or, as may be applicable, upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed) (subject to official notice of issuance upon exercise of either such warrant). The Company shall maintain the listing contemplated by Sections 3(a)(ii)(E) and 3(b)(ii)(E) hereof and the listing pursuant to this Section 7(b) if and so long as any shares of the same class shall be listed on the NYSE (or as may be applicable, such other national securities exchange or automated quotation system, if any).

         (c) In the event of an issuance or sale, at any time after the Initial Closing until (and including) December 31, 2002 by the Company of any shares of Common Stock, warrants, options or other rights to subscribe for or acquire shares of Common Stock (collectively, "Options") or securities convertible into, or exchangeable for, shares of Common Stock (collectively "Convertible Securities"), or any change in the terms and conditions of any Options or Convertible Securities such that shares of Common Stock are to be issued or sold pursuant thereto, for a consideration per share less than the Initial Purchase Price per share of the Initial Shares and/or the Additional Purchase Price per share of the Additional Shares, as the case may be (a "Diluting Issuance"), then the Company, simultaneous with such Diluting Issuance, shall issue to each Purchaser (and/or its or his transferees, pro rata in accordance with such Purchaser's and their ownership of the Initial Shares or the Additional Shares, as the case may be) additional shares of Common Stock for no additional consideration from such Purchaser (or any such transferee) such that the "deemed average Purchase Price per share" for the Purchased Shares held by such Purchaser (and/or such transferees) and such additional shares of Common Stock shall be reduced to such lesser consideration per share; provided, however, that no issuance of additional shares of Common Stock pursuant to this Section 7(c) shall be applicable in connection with the issuance or sale of (i) securities issued to employees of the Company pursuant to a plan adopted by the Board of Directors of the Company, and (ii) securities issued upon exercise or conversion of any option, warrant or convertible security outstanding, and in accordance with the terms and conditions (including the number of shares issuable pursuant thereto and the exercise price therefor) in effect, on the Initial Closing Date. For purposes hereof, the "deemed average Purchase Price per share" with respect to the Initial Shares or the Additional Shares, as the case may be, shall be determined to be the quotient obtained by dividing (i) net amount of (A) the Initial Purchase Price or the Additional Purchase Price, as the case may be, less (B) the product obtained by multiplying (1) the consideration per share of Common Stock received by the Company for the shares of Common Stock issued pursuant to the Diluting Issuance by (2) the sum of the Initial Shares or the Additional Shares, as the case may be, and any shares of Common Stock otherwise issued in respect of the Initial Shares or the Additional Shares, as the case may be, pursuant to such Diluting Issuance by (ii) the consideration per share of Common Stock received by the Company for the shares of Common Stock issued pursuant to the Diluting Issuance. From and after the issuance of any additional shares of Common Stock pursuant to this Section 7(c), for purposes of Section 5 hereof, this Section 7(c) and the Registration Rights Agreement, such additional shares shall be deemed to be Purchased Shares.

         (d) Except for such statements and regulatory filings as may be required by applicable law, neither party (or any agent or affiliate of the party) shall make any public statements, including without limitation, any press releases, with respect to this Agreement and the transactions contemplated hereby without the prior written consent thereto of the other party. In the event that any statement by a party is required by applicable law, such party required to make such statement shall consult with the other party, shall afford the other party an opportunity to review such statement and shall consider in good faith any comments of the other party regarding such statement.

           SECTION 8.  RIGHT OF REPURCHASE; FORFEITURE OF WARRANTS.

         In the event that (i) the conditions to a Purchaser's obligation to accept delivery of the Additional Shares and the Additional Warrant and to pay the Additional Purchase Price as set forth in Section 3(b)(ii) hereof are satisfied on or prior to December 31, 2002 and (ii) such Purchaser is unwilling or unable to accept such delivery and make such payment on or prior to December 31, 2002, then (A) the Company shall have the right to repurchase the Initial Shares held by such Purchaser or its or his transferee(s) from such Purchaser or its or his transferee(s) for a purchase price of $6.00 per share, (B) such Purchaser shall no longer be entitled to receive the Non-Performance Warrants allocated to such Purchaser pursuant to Section 4(c) hereof and (C) neither the Company, on the one hand, nor such Purchaser, on the other hand, shall have any further obligation to the other under this Agreement, other than such Purchaser's obligation to transfer such Initial Shares to the Company upon the Company's election to repurchase such Initial Shares pursuant to clause (A) above and the Company's payment of the purchase price therefor, and specific performance of such obligation of the other such party shall be the sole and exclusive remedy of each such party with respect to the failure of the other such party to consummate the transactions contemplated hereby and otherwise with respect hereto. In the event that (i) the conditions to a Purchaser's obligation to accept delivery of the Additional Shares and the Additional Warrant and to pay the Additional Purchase Price as set forth in Section 3(b)(ii) hereof are satisfied on or prior to December 31, 2002 except for the failure to be satisfied of (A) the condition set forth in Section 3(b)(ii)(F) and/or (B) based on any investigation, action or proceeding previously disclosed by the Company in the Company SEC Documents or arising out of any of the transactions, events or circumstances giving rise to the litigation entitled In Re Rent-Way Securities Litigation (Civil No. 00-323 Erie) (other than such litigation itself), the condition set forth in Section 3(b)(ii)(G) and (ii) based on a failure of conditions described in clause (i)(A) or (B) above in this sentence, such Purchaser elects to not accept such delivery and make such payment on or prior to December 31, 2002, then (1) the Company shall have the right to repurchase the Initial Shares held by such Purchaser or its or his transferee(s) from such Purchaser or its or his transferee(s) for a purchase price of $6.00 per share, (2) such Purchaser shall no longer be entitled to receive the Non-Performance Warrants and (3) neither the Company, on the one hand, nor such Purchaser, on the other hand, shall have any further obligation to the other under this Agreement, other than such Purchaser's obligation to transfer such Initial Shares to the Company upon the Company's election to repurchase such Initial Shares pursuant to clause (1) above of this sentence and the Company's payment of the purchase price therefor, and specific performance of such obligation of the other such party shall be the sole and exclusive remedy of each such party with respect to the failure of the other such party to consummate the transactions contemplated hereby and otherwise with respect hereto.

         SECTION 9.  SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

         Notwithstanding any investigation made by any party to this Agreement,
(i) all representations and warranties made by the Company and each Purchaser herein shall survive the execution of this Agreement for a period of one (1) year commencing on the Second Closing Date and (ii) all covenants and agreements made by the Company and each Purchaser herein shall survive the execution of this Agreement, the delivery to such Purchaser of the Purchased Securities and the payment therefor indefinitely, unless otherwise provided herein.

         SECTION 10.  NOTICES.

         All notices, requests, consents and other communications hereunder shall be in writing and shall be either (i) delivered by hand, (ii) sent by registered mail, postage prepaid, return receipt requested, (iii) sent by overnight courier, or (iv) made by telecopy with a confirmation via one of the preceding methods, as follows:

                  if to the Company, to:

                           Rent-Way, Inc.
                           One RentWay Place
                           Erie, Pennsylvania 16505
                           Attention:   President
                           Telecopier:  (814) 455-5378

                  with a copy to:

                           Hodgson Russ LLP
                           One M&T Plaza, Suite 2000
                           Buffalo, New York 14203-2391
                           Attention:       John J. Zak, Esq.
                                            Robert J. Olivieri, Esq.
                           Telecopier:  (716) 849-0349

                  or to such other person at such other place as the Company shall designate to each Purchaser in writing; and

                  if to a Purchaser, to such Purchaser as follows:

                           Calm Waters Partnership
                           100 Heritage Reserve
                           Menomonee Falls, Wisconsin  53051
                           Attention:  Richard S. Strong
                           Telecopier:  (414) 577-7702

                           Walter H. Morris
                           100 Heritage Reserve
                           Menomonee Falls, Wisconsin  53051
                           Telecopier:  (414) 359-3301

                           Charles A. Paquelet
                           100 Heritage Reserve
                           Menomonee Falls, Wisconsin  53051
                           Telecopier:  (414) 359-3301

                  with a copy to:

                           Godfrey & Kahn, S.C.
                           780 North Water Street
                           Milwaukee, Wisconsin 53202-3590
                           Attention:  Kenneth C. Hunt, Esq.
                           Telecopier:  (414) 273-5198

                  or to such other person at such other place as a Purchaser shall so designate to the Company in writing.

         All notices, requests and other communications hereunder shall be deemed to have been given (i) by hand, at the time of the delivery thereof to the receiving party at the address of such party described above, (ii) if sent by registered mail, on the third business day following the day such mailing is made or otherwise, (iii) if sent by overnight courier, on the next business day following the day such notices is delivered to the courier service, or (iv) if made by telecopy, when the confirmation is deemed to have been given.

         SECTION 11.  EXPENSES.

         Unless otherwise provided herein, the Company and each Purchaser will bear their own expenses with respect to the transactions contemplated herein.

         SECTION 12.  CHANGES.

         This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and such Purchaser against whom enforcement of the purported modification or amendment is being sought.

         SECTION 13.  SUCCESSORS AND ASSIGNS.

         This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties; provided, however, that neither party may assign its rights and obligations hereunder without the prior written consent of the other party.

         SECTION 14.  COUNTERPARTS; FACSIMILE SIGNATURES.

         This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Any party may execute this Agreement by facsimile signature and the other party shall be entitled to rely on such facsimile signature as evidence that this Agreement has been duly executed by such party.

         SECTION 15.  READING.

         The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         SECTION 16.  GOVERNING LAW.

         This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without reference to its rules as to conflicts of law.

         SECTION 17.  SEVERABILITY.

         In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provisions in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

         SECTION 18.  ENTIRE AGREEMENT.

         This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                            [Signature page follows]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

                                    COMPANY:
                                    RENT-WAY, INC.


                                    By:
                                       -----------------------------------------
                                      Name: William E. Morgenstern
                                      Title:Chairman and Chief Executive Officer


                                    PURCHASERS:
                                    CALM WATERS PARTNERSHIP


                                    By:
                                       -----------------------------------------
                                       Name:  Richard S. Strong
                                       Title: Partner



                                Walter H. Morris



                                Charles A. Paquelet

                                   Schedule 1

                           Allocation among Purchasers


Person                                               Applicable Percentage

Calm Waters Partnership                              94.7500%

Walter H. Morris                                      4.1667%

Charles A. Paquelet                                   1.0833%

                                    EXHIBIT A


THIS WARRANT AND THE UNDERLYING SHARES OF COMMON STOCK ISSUED UPON ANY EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR TRANSFERRED BY SALE, ASSIGNMENT, PLEDGE OR OTHERWISE TRANSFERRED BY ANY PERSON, INCLUDING A PLEDGEE, UNLESS (1) EITHER (A) A REGISTRATION WITH RESPECT TO THERETO SHALL BE EFFECTIVE UNDER THE ACT, OR (B) THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT AN EXEMPTION FROM REGISTRATION UNDER THE - ACT IS AVAILABLE, AND (2) THERE SHALL HAVE BEEN COMPLIANCE WITH ALL APPLICABLE- STATE SECURITIES OR "BLUE SKY" LAWS.

                        WARRANT TO PURCHASE COMMON STOCK

                                       OF

                              RENT-WAY, INC., INC.

                          (A Pennsylvania Corporation)

                                    [ Date ]

         RENT-WAY, INC., INC., a Pennsylvania corporation (the "Company"), for value received, hereby certifies that ___________ (the "Initial Holder," and, together with any subsequent holder hereof, the "Holder"), is entitled, subject to the terms set forth below, to purchase from the Company, at any time or from time to time at or before 5:00 p.m. Eastern Standard Time on ___________, 200_ (the "Expiration Date"), ________________ shares of common stock, without par value, of the Company (the "Common Stock"), at a purchase price per share equal to $__________ per share (the "Exercise Price"), subject to adjustment upon the occurrence of certain events as set forth in Section 3 of this Warrant. The shares of Common Stock issuable upon exercise of this Warrant, and the purchase price per share, are hereinafter referred to as the "Warrant Stock" and the "Purchase Price," respectively. This Warrant is issued by the Company pursuant to a certain Common Stock and Warrant Purchase Agreement, dated as of April __, 2002, between the Company and the Initial Holder (the "Purchase Agreement"), a copy of which is on file at the principal office of the Company.

         1.       Exercise.
                  --------

         1.1 Manner of Exercise, Payment in Cash. This Warrant may be exercised by the Holder, in whole or in part, by surrendering this Warrant, with the purchase form appended hereto as Annex A duly executed by the Holder, at the principal office of the Company, or at such other place as the Company may designate, accompanied by payment in full of the Purchase Price payable in respect of the number of shares of Warrant Stock purchased upon such exercise. Payment of the Purchase Price shall be in cash or by certified or official bank check payable to the order of the Company. Notwithstanding anything to the contrary contained in this Warrant, if the resale of the Warrant Stock by the Holder is not then registered pursuant to an effective registration statement under the Securities Act (as defined below) in accordance with the terms and within the time periods required under the Registration Rights Agreement, dated April __, 2002, by and between the Company and the Initial Holder (the "Registration Rights Agreement"), this Warrant may be exercised by presentation and surrender of this Warrant to the Company at its principal office with a written notice of the Holder's intention to effect a cashless exercise, including a calculation of the number of shares of Common Stock to be issued upon such exercise in accordance with the terms hereof (a "Cashless Exercise"). In the event of a Cashless Exercise, in lieu of paying the Purchase Price in cash, the Holder shall surrender this Warrant for that number of shares of Common Stock determined by multiplying the number of shares of Warrant Stock to which it would otherwise be entitled by a fraction, the numerator of which shall be the difference between the then current Market Value per share of the Common Stock and the Purchase Price, and the denominator of which shall be the then current Market Value per share of Common Stock. For purposes hereof, "Market Value" as of any date, (i) means the average of the last reported sale prices for the shares of Common Stock on the New York Stock Exchange (the "NYSE") for the ten (10) trading days immediately preceding such date as reported by the Wall Street Journal, Midwest Edition, or an equivalent reliable reporting service mutually acceptable to and hereafter designated by the Holder and the Company (the "WSJ"), or (ii) if the NYSE is not the principal trading exchange or market for the shares of Common Stock, the average of the last reported sale prices on the principal trading exchange or market for the Common Stock during the same period as reported by the WSJ, or (iii) if market value cannot be calculated as of such date on any of the foregoing bases, the Market Value shall be the fair market value as reasonably determined in good faith by (A) the Board of Directors of the Company or, at the option of the Holder instead, by (B) an independent investment bank of nationally recognized standing in the valuation of businesses similar to the business of the Company. The manner of determining the Market Value of the Common Stock set forth in the foregoing definition shall apply with respect to any other security in respect of which a determination as to market value must be made hereunder.

         1.2 Effectiveness. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in
Section 1.1 hereof. At such time, the person or persons in whose name or names any certificates for Warrant Stock shall be issuable upon such exercise as provided in Section 1.3 hereof shall be deemed to have become the holder or holders of record of the Warrant Stock represented by such certificates.

         1.3. Delivery of Certificates. As soon as practicable after the exercise of this Warrant in full or in part, the Company at its sole expense will cause to be issued in the name of, and delivered to, the Holder, or, subject to the terms and conditions hereof, as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct:

                           (a) A certificate or certificates for the number of full shares of Warrant Stock to which such Holder shall be entitled upon such exercise plus, in lieu of any fractional share to which such Holder would otherwise be entitled, cash in an amount determined pursuant to Section 2 hereof, and

                           (b) In case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of shares of Warrant Stock equal to the number of such shares called for on the face of this Warrant minus the number of such shares purchased by the Holder upon such exercise as provided in Section 1.1 hereof (adjusted, in the latter case if applicable, to eliminate the number of such Purchased Shares that resulted from any adjustments to the number of shares of Warrant Stock called for on the face of this Warrant).

         2. Fractional Shares. The Company shall not be required upon the exercise of this Warrant to issue any fractional shares, but shall make an adjustment therefor in cash based on the last reported sale price of the Common Stock on the New York Stock Exchange on the day immediately preceding the date of such exercise.

         3.       Adjustments.
                  -----------

         3.1 Changes in Common Stock. If the Company shall (i) combine the outstanding shares of Common Stock into a lesser number of shares, (ii) subdivide the outstanding shares of Common Stock into a greater number of shares, or (iii) issue additional shares of Common Stock as a dividend or other distribution with respect to the Common Stock, the number of shares of Warrant Stock shall be equal to the number of shares which the Holder would have been entitled to receive after the happening of any of the events described above if such shares had been issued immediately prior to the happening of such event, such adjustment to become effective concurrently with the effectiveness of such event. The Purchase Price in effect immediately prior to any such combination of Common Stock shall upon the effectiveness of such combination, be proportionately increased. The Purchase Price in effect immediately prior to any such subdivision of Common Stock or at the record date of such dividend shall, upon the effectiveness of such subdivision or immediately after the record date of such dividend, be proportionately reduced.

         3.2 Reorganizations and Reclassifications. If there shall occur any capital reorganization or reclassification of the Common Stock (other than a change in par value or a subdivision or combination as provided for in Section 3.1, hereof), then, as part of any such reorganization or reclassification, lawful provision shall be made so that the Holder shall have the right thereafter to receive upon the exercise hereof the kind and amount of shares of stock or other securities or property which such Holder would have been entitled to receive if, immediately prior to any such reorganization or reclassification, such Holder had held the number of shares of Common Stock which were then purchasable upon the exercise of this Warrant. In any such case, appropriate adjustment shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the Holder such that the provisions set forth in this Section 3 (including provisions with respect to adjustment of the Purchase Price) shall thereafter be applicable, as nearly as may be in relation to any shares of stock or other securities or property thereafter deliverable upon the exercise of this Warrant.

         3.3 Diluting Issuances. In the event of an issuance or sale by the Company of any shares of Common Stock, warrants, options or other rights to subscribe for or acquire shares of Common Stock (collectively, "Options") or securities convertible into, or exchangeable for, shares of Common Stock (collectively "Convertible Securities"), or any change in the terms and conditions of any Options or Convertible Securities such that shares of Common Stock are to be issued or sold pursuant thereto, for a consideration per share less than the Purchase Price in effect immediately prior to such issuance or sale, then the Purchase Price in effect immediately prior to such issuance or sale shall be reduced to such lesser consideration; provided, however, that no adjustment pursuant to this Section 3.3 shall be applicable in connection with the issuance or sale of (i) any securities issued by reason of a dividend, stock split, split-up, reorganization or reclassification or other distribution of shares of Common Stock that is covered by Section 3.1 or 3.2, (ii) securities issued to employees (other than executive officers) of the Company pursuant to a plan adopted by the Board of Directors of the Company, and (iii) securities issued upon exercise or conversion of any option, warrant or convertible security outstanding, and in accordance with the terms and conditions (including the number of shares issuable pursuant thereto and the exercise price therefor) in effect, on the date hereof.

         3.4. Consolidation, Merger or Sale. In the event of any consolidation of the Company with, or merger of the Company into, any other corporation, then as a condition of such consolidation or merger, adequate provision shall be made whereby the Holder shall have the right to acquire and receive upon exercise of this Warrant in lieu of the shares of Common Stock immediately theretofore acquirable upon the exercise of this Warrant, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable and receivable upon exercise of this Warrant had such consolidation or merger not taken place. In any such event, the Company shall make appropriate provision to insure that the provisions of this Section 3.4 thereafter shall be applicable as nearly as may be in relation to any shares of stock or securities thereafter deliverable upon the exercise of this Warrant. The Company shall not effect any consolidation or merger unless, prior to the consummation thereof, the successor or acquiring entity (if other than the Company) and, if an entity different from the successor or acquiring entity, the entity whose capital stock or assets the holders of the Common Stock of the Company are entitled to receive as a result of such consolidation or merger assumes by written instrument the obligations under this Section 3.4 and the obligations to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to acquire.

         3.5. Distribution of Assets. In the event the Company shall declare or make any distribution of its assets (including cash) to holders of Common Stock as a partial liquidating dividend, by way of return of capital or otherwise, then, after the date of record for determining stockholders entitled to such distribution, but prior to the date of distribution, the Holder shall be entitled upon exercise of this Warrant for the purchase of any or all of the shares of Common Stock subject hereto, to receive the amount of such assets which would have been payable to the Holder had the Holder been the holder of such shares of Common Stock on the record date for the determination of stockholders entitled to such distribution.

         3.6. Notice of Adjustments. Upon the occurrence of any event which requires any adjustment of the Purchase Price, then, and in each such event, the Company shall give notice thereof to the Holder, which notice shall state the Purchase Price resulting from such adjustment and the increase or decrease in the number of shares of Common Stock purchasable at such price upon exercise, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Such calculation shall be certified by the chief financial officer of the Company.

         3.7.     Other Notices.  In the event that at any time:

                  (i) the Company shall declare any dividend upon the Common Stock payable in shares of stock of any class or make any other distribution (including dividends or distributions payable in cash out of retained earnings) to the holders of the Common Stock;

                  (ii) the Company shall offer for subscription pro rata to the holders of the Common Stock any additional shares of stock of any class or other rights;

                  (iii) there shall be any capital reorganization of the Company, or reclassification of the Common Stock, or consolidation or merger of the Company with or into, or sale of all or substantially all its assets to, another corporation or entity; or

                  (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in each such case, the Company shall give to the Holder (A) notice of the date on which the books of the Company shall close or a record shall be taken for determining the holders of Common Stock entitled to receive any such dividend, distribution, or subscription rights or for determining the holders of Common Stock entitled to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up and (B) in the event of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, notice of the date (or, if not then known, a reasonable approximation thereof by the Company) when the same shall take place. Such notice shall also specify the date on which the holders of Common Stock shall be entitled to receive such dividend, distribution, or subscription rights or to exchange their Common Stock for stock or other securities or property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding-up, as the case may be. Such notice shall be given at least 10 days prior to the record date or the date on which the Company's books are closed in respect thereto. Failure to give any such notice or any defect therein shall not affect the validity of the proceedings referred to in clauses (i), (ii), (iii) and (iv) above of this Section 3.7.

         3.8. Certain Events. If any event of the type contemplated by the adjustment provisions of this Section 3 but not expressly provided for by such provisions should occur, the Company shall give notice of such event as provided in Section 3.7 as if such event were an event described therein, and the Company's Board of Directors shall make an appropriate adjustment in the Purchase Price in effect immediately prior to such event and the number of shares of Common Stock issuable upon exercise of this Warrant so that the rights of the Holder shall be neither enhanced nor diminished by such event.

         4.       Compliance with Securities Act.
                  ------------------------------

         4.1 Unregistered Securities. The Holder acknowledges that this Warrant and the Warrant Stock have not been registered under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any successor legislation (the "Securities Act"), and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant or any Warrant Stock in the absence of (i) an effective registration statement under the Securities Act covering this Warrant or such Warrant Stock and registration or qualification of this Warrant or such Warrant Stock under any applicable "blue sky" or state securities law then in effect, or (ii) an opinion of counsel, satisfactory to the Company, that such registration and qualification are not required. The Company may delay issuance of the Warrant Stock until completion of any action or obtaining of any consent, which the Company deems necessary under any applicable law (including without limitation state securities or "blue sky" laws).

         4.2      Legend.  Certificates delivered to the Holder pursuant to
         Section 1.3 shall bear the following legend or a legend in substantially similar form:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR TRANSFERRED BY SALE, ASSIGNMENT, PLEDGE OR OTHERWISE TRANSFERRED BY ANY PERSON, INCLUDING A PLEDGEE, UNLESS (1) EITHER (A) A REGISTRATION WITH RESPECT TO THERETO SHALL BE EFFECTIVE UNDER THE ACT, OR (B) THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT IS AVAILABLE, AND (2) THERE SHALL HAVE BEEN COMPLIANCE WITH ALL APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS."

         4.3. Registration Rights. The Initial Holder (and certain assignees thereof) is entitled to the benefit of such registration rights in respect of the Warrant Stock as are set forth in the Registration Rights Agreement.

         5. Reservation of Stock. The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant such shares of Warrant Stock and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Warrant. The Company covenants that all shares of Warrant Stock so issuable will, when issued, be duly and validly issued and fully paid and non-assessable.

         6. Listing. The Company shall promptly secure the listing of the shares of Common Stock issuable upon exercise of the Warrant upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance upon exercise of this Warrant) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all shares of Common Stock from time to time issuable upon the exercise of this Warrant; and the Company shall so list on each national securities exchange or automated quotation system, as the case may be, and shall maintain such listing of, any other shares of capital stock of the Company issuable upon the exercise of this Warrant if and so long as any shares of the same class shall be listed on such national securities exchange or automated quotation system.

         7. Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

         8. Transferability. This Warrant and the rights granted to the Holder are transferable, in whole or in part, upon surrender of this Warrant, together with a properly executed assignment in the form attached hereto, at the office or agency of the Company referred to in Section 1.1; provided, however, that, if, at the time of the surrender of this Warrant in connection with any exercise, transfer, or exchange of this Warrant, this Warrant (or, in the case of any exercise, the Warrant Stock issuable hereunder), shall not be registered for resale under the Securities Act and under applicable state securities or blue sky laws, then the Company may require, as a condition of allowing such exercise, transfer, or exchange, (i) that the transferee of this Warrant furnish to the Company a written opinion of counsel, which opinion and counsel are acceptable to the Company, to the effect that such exercise, transfer, or exchange may be made without registration under the Securities Act and under applicable state securities or blue sky laws, (ii) that the transferee execute and deliver to the Company containing investment representations and warranties substantially similar to those set forth in Section 6(a) of the Purchase Agreement and (iii) that the transferee be an "accredited investor" as defined in Rule 501(a) promulgated under the Securities Act; provided, further, that no such opinion, representations and warranties or status as an "accredited investor" shall be required in connection with a transfer pursuant to Rule 144 under the Securities Act. Until due presentment for registration of transfer on the books of the Company, the Company may treat the registered holder hereof as the owner and holder hereof for all purposes, and the Company shall not be affected by any notice to the contrary.

         9. No Rights as Shareholder. Until the exercise of this Warrant, the Holder shall not have or exercise any rights by virtue hereof as a shareholder of the Company.

         10. Notices. All notices, requests and other communications hereunder shall be in writing and shall be either (i) delivered by hand, (ii) sent by registered mail, postage prepaid, return receipt requested, (iii) sent by overnight courier, or (iv) made by telecopy with a confirmation via one of the preceding methods. In the case of notices from the Company to the Holder, they shall be sent to the address furnished to the Company in writing by the last Holder who shall have furnished an address to the Company in writing. All notices from the Holder to the Company shall be delivered to the Company at its offices at One RentWay Place, Erie, Pennsylvania 16505 or such other address as the Company shall so notify the Holder. All notices, requests and other communications hereunder shall be deemed to have been given (i) by hand, at the time of the delivery thereof to the receiving party at the address of such party described above, (ii) if sent by registered mail, on the third business day following the day such mailing is made, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise, (iii) if sent by overnight courier, on the next business day following the day such notices is delivered to the courier service, or (iv) if made by telecopy, when the confirmation is deemed to have been given.

         11. Waivers and Modifications. Any term or provision of this Warrant may be waived only by written document executed by the party entitled to the benefits of such terms or provisions. The terms and provisions of this Warrant may be modified or amended only by written agreement executed by the parties hereto.

         12. Headings. The headings in this Warrant are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions of this Warrant.

         13. Governing Law. This Warrant will be governed by and construed in accordance with the law of the Commonwealth of Pennsylvania, without giving effect to the conflict of law principles thereof.


                            RENT-WAY, INC.

                            By:
                               ------------------------------------------------
                            Name:
                               ------------------------------------------------
                            Title:
                               ------------------------------------------------

                                     ANNEX A

                                  PURCHASE FORM

To:      Rent-Way, Inc.

         The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby irrevocably elects to purchase _____ shares of the common stock, without par value (the "Common Stock"), of Rent-Way, Inc., a Pennsylvania corporation (the "Company"), covered by such Warrant and herewith makes payment of cash in an amount equal to, or, if the resale of such Common Stock by the undersigned is not currently registered pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Act"), by surrender of securities issued by the Company (including a portion of the Warrant) having a Market Value (in the case of a portion of this Warrant, determined in accordance with Section 1.1 of such Warrant) representing the full purchase price for such shares at the price per share provided for in such Warrant, equal to $______. The Common Stock for which the Warrant may be exercised shall be known herein as the "Warrant Stock".

         The undersigned understands that, if and because the resale of the Warrant Stock by the undersigned is not currently registered pursuant to an effective registration statement under the Act or under any applicable state securities laws, the undersigned must continue to bear the economic risk of the investment for an indefinite period of time and the Warrant Stock cannot be sold unless it is subsequently registered under applicable federal and state securities laws or an exemption from such registration is available.

         The undersigned agrees that it will in no event sell or distribute or otherwise dispose of all or any part of the Warrant Stock unless (1) there is an effective registration statement under the Securities Act and applicable state securities laws covering any such transaction involving the Warrant Stock, or
(2) the Company receives an opinion satisfactory to the Company of the undersigned's legal counsel stating that such transaction is exempt from registration. The undersigned consents to the placing of a legend on its certificate for the Warrant Stock stating that the Warrant Stock has not been registered and setting forth the restriction on transfer contemplated hereby and to the placing of a stop transfer order on the books of the Company and with any transfer agents against the Warrant Stock until the Warrant Stock may be legally resold or distributed without restriction.

                             Name of Warrant Holder


                             Address


                             Social Security or other Identifying Number



Date                        Signature